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                                                               EXHIBIT 10.8(c)




            AMENDMENT TO CONSTRUCTION LINE OF CREDIT LOAN AGREEMENT

         THIS AMENDMENT TO CONSTRUCTION LINE OF CREDIT LOAN AGREEMENT (the "Amendment") is made and entered into as of the 15th day of January, 1997, by and between:

                 (i) BANK UNITED, formerly known as Bank United of Texas FSB, a Federal savings bank with principal office and place of business in Houston, Texas (the "Lender"), and

                 (ii) THE ADLER COMPANIES, INC., a Florida corporation with principal office and place of business in Coral Gables, Florida (the "Borrower")

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Construction Line of Credit Loan Agreement dated as of March 13, 1996 between the Borrower and the Lender, as amended by (a) that certain Amendment to Construction Line of Credit Loan Agreement dated as of May 6, 1996 between Borrower and Lender and (b) that certain Amendment to Construction Line of Credit Loan Agreement dated as of December 30, 1996, between the Borrower and the Lender (as amended, the "Loan Agreement"), the Lender made a revolving loan (the "Loan") to the Borrower in the maximum principal amount of Ten Million Dollars ($10,000,000.00) to provide financing for the construction of single family residences.

         WHEREAS, the parties now desire to amend the terms of the Loan Agreement to provide for a future increase to the amount of the Loan and to establish a "Maximum Amount of Revolving Credit", all as provided herein,

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Loan Agreement and agree as follows:

         1. Definitions. All capitalized terms used herein and not otherwise defined shall have their same respective meanings herein as defined in the Loan Agreement.

         2. The Loan. Section 2.1 of the Loan Agreement is hereby amended and restated, as

                 2.1 Loan. Subject to the terms and conditions contained in this Agreement, the Lender agrees to fund and Borrower may borrow, pay, reborrow or repay Advances from time to time from the date hereof until the Maturity Date; provided, however, at no time shall the principal balance of all the Advances outstanding hereunder at any time exceed the "Maximum Amount of Revolving Credit", as hereinafter defined. As used herein, the term "Maximum Amount of ' Revolving Credit" shall mean Ten Million Dollars ($10,000,000.00) or such other amount as may be requested by the Borrower from time to time up to the sum of Fifteen Million Dollars ($15,000,000.00). Any increase to the Maximum Amount of Revolving Credit shall be subject to the Borrower's continued compliance with the terms,


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         covenants and conditions contained in this Agreement and upon the execution and delivery of such additional Loan Documents as the lender may require in order to evidence and secure such increase.

         3. Additional Limitations. Section 2.4.2 of the Loan Agreement is hereby amended and restated as follows:

                 2.4.2 Advances shall not be funded (i) to finance more than six (6) Model Units at any time, (ii) to finance more than fifteen (15) Spec Units at any time or (iii) to finance more than ten (10) Scattered Lots at any time in any one subdivision.

         4. Note. Whenever reference is made in the Loan Agreement or in any of the other Loan Documents to the term Note, the same shall be deemed to mean that certain promissory note dated March 13, 1996, made by the Borrower payable to the order of the Lender in the principal amount of Ten Million Dollars ($10,000,000.00), together with such additional or substitute promissory notes that may be executed and delivered by the Borrower to the Lender pursuant to the terms, covenants and conditions of this Agreement now or hereafter evidencing the Loan, and all renewals, modifications, increases and extensions thereof.

         5. Unused Commitment. Whenever reference is made in the Loan Agreement or in any of the other Loan Documents to the term "Unused Commitment", the same shall be deemed to mean the difference between the Maximum Amount of Revolving Credit and the aggregate amount of all Advances previously approved or in process hereunder (whether actually disbursed or reserved for future disbursement for construction of a Unit, subject to the limitations set forth in Section 2.2 of the Agreement which establishes the maximum amount of the aggregate Advances for construction of Units), net of principal repayments hereunder which are available for redisbursement in accordance with the terms of the Agreement.

         6. Maturity Date. Whenever reference is made in the Loan Agreement to the term "Maturity Date", the same shall be deemed to mean July 1, 1998, unless extended by the Lender in writing from time to time in its sole and complete discretion.

         7. Reaffirmation. Except as modified hereby, the Borrower hereby reaffirms and confirms and incorporates herein by reference each of the terms, covenants and conditions contained in the Loan Agreement.

         8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

         9. Parties Bound. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE ADLER COMPANIES, INC.              BANK UNITED

By: /s/ LUIS RABELL                    By: /s/ PAUL GARLAND
   ------------------------------         --------------------------------
Name: LUIS RABELL                      Name:  PAUL GARLAND
Title: Vice President                  Title:  Vice President

       (the "Borrower")                        (the "Lender")

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                        GUARANTOR'S JOINDER AND CONSENT

         The undersigned, NHC HOLDINGS CORP., a Nevada corporation (the "Guarantor") hereby (i) consents to, and agrees to be bound by, the terms, covenants and conditions contained in the foregoing Amendment to Construction Line of Credit Loan Agreement and (ii) hereby reaffirms, confirms and incorporates herein by reference each of the terms, covenants and conditions contained in the certain Guaranty of the Loan dated March 13, 1996, made by the Guarantor to and in favor of the Lender.

                                  NCH HOLDINGS, CORP., a
                                  Nevada corporation

                                  By: /s/ MICHAEL MCCRAW
                                     ----------------------------------
                                  Title: CFO
                                        -------------------------------
                                            (the "Guarantor")

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